UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

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SEC 1913 (12/93)

Zebra Technologies Corporation

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON MAY 15, 2001

To the Stockholders of
Zebra Technologies Corporation:

     The Annual Meeting of Stockholders of Zebra Technologies Corporation (the “Company”) will be held at 10:30 a.m., Chicago time, on Tuesday, May 15, 2001, at The University of Chicago Gleacher Center, 450 North Cityfront Plaza Drive, Chicago, Illinois, for the following purposes:

(1)	To elect six directors;

(2)	To approve the Zebra Technologies Corporation 2001 Stock Purchase Plan;

(3)	To ratify the selection by the Board of Directors of KPMG LLP as the independent auditors of the Company’s financial statements for the year ending December 31, 2001; and

(4)	To transact such other business as may properly come before the Annual Meeting or any adjournments thereof.

The Board of Directors has fixed the close of business on March 20, 2001, as the record date for determining stockholders entitled to notice of, and to vote at, the Annual Meeting.

By order of the Board of Directors,

Gerhard Cless Secretary

Vernon Hills, Illinois
April 3, 2001

ALL STOCKHOLDERS ARE URGED TO ATTEND THE MEETING IN PERSON OR BY PROXY. WHETHER OR NOT YOU EXPECT TO BE PRESENT AT THE MEETING, PLEASE MARK, SIGN AND DATE THE ENCLOSED PROXY CARD AND RETURN IT PROMPTLY IN THE ENCLOSED POSTAGE PAID ENVELOPE FURNISHED FOR THAT PURPOSE OR VOTE OVER THE INTERNET OR BY TELEPHONE IN ACCORDANCE WITH THE INSTRUCTIONS ON THE PROXY CARD.

Zebra Technologies Corporation
333 Corporate Woods Parkway
Vernon Hills, Illinois 60061
(847) 634-6700

PROXY STATEMENT

     The accompanying Proxy is solicited by the Board of Directors of Zebra Technologies Corporation, a Delaware corporation (“Zebra,” or the “Company”), for use at the Annual Meeting of Stockholders. The Annual Meeting will be held at 10:30 a.m., Chicago time, on Tuesday, May 15, 2001, at The University of Chicago Gleacher Center, 450 North Cityfront Plaza Drive, Chicago, Illinois, and any adjournments thereof. The Company intends to release this Proxy Statement and the accompanying form of proxy to stockholders on or about April 15, 2001.

VOTING SECURITIES; PROXIES; REQUIRED VOTE

     Voting Securities — The Board of Directors has fixed the close of business on March 20, 2001, as the Record Date for the determination of stockholders entitled to notice of, and to vote at, the Annual Meeting or any adjournments thereof. As of the Record Date, the Company had outstanding 25,628,286 shares of Class A Common Stock, par value $.01 per share and 5,918,360 shares of Class B Common Stock, par value $.01 per share. The holders of the Class A Common Stock and the Class B Common Stock vote together as a single class on all matters to be submitted to the vote of stockholders at the Annual Meeting. Holders of Class A Common Stock are entitled to one vote per share. Holders of Class B Common Stock are entitled to ten votes per share.

     Proxies — The Board of Directors of the Company has selected Edward L. Kaplan, Gerhard Cless and Donald K. Skinner, the persons named as proxies on the proxy card accompanying this Proxy Statement, to serve as proxies for the Annual Meeting. Messrs. Kaplan, Cless and Skinner are directors of the Company, and Messrs. Kaplan and Cless are executive officers of the Company. Most stockholders have a choice of voting over the Internet, by using a toll-free telephone number or by completing a proxy card and mailing it in the postage-paid envelope provided. Please check your proxy card or the information forwarded by your bank, broker or other holder of record to see which options are available to you. Please be aware that if you vote over the Internet, you may incur costs such as telecommunication and Internet access charges for which you will be responsible. The Internet and telephone voting facilities for stockholders of record will close at 11:00 p.m. Central Time on May 14, 2001. The Internet and telephone voting procedures have been designed to authenticate stockholders by use of a control number and to allow you to vote your shares and to confirm that your instructions have been properly recorded. Each executed and returned proxy card will be voted in accordance with the directions indicated thereon, or if no direction is indicated, such proxy will be voted in accordance with the recommendations of the Board of Directors contained in this Proxy Statement. Each stockholder giving a proxy (by executing the proxy card, over the Internet or by telephone) has the power to revoke it at any time before the shares it represents are voted. Revocation of a proxy is effective upon receipt by the Secretary of the Company of either (1) an instrument revoking the proxy or (2) a proxy bearing a later date (which can be done by mail, over the Internet or by telephone). Additionally, a stockholder may change or revoke a previous proxy by voting in person at the Annual Meeting.

     Required Vote — At the Annual Meeting, (1) a plurality of the votes cast in person or by proxy is required to elect directors; and (2) the affirmative vote of holders of a majority of the voting power of the Common Stock is required to approve the 2001 Stock Purchase Plan and to ratify the appointment of KPMG LLP as the independent auditors of the Company’s financial statements for the year ending December 31, 2001. Stockholders will not be allowed to cumulate their votes in the election of directors.

     The required quorum for the transaction of business at the Annual Meeting will be a majority of the voting power of shares of Common Stock issued and outstanding on the Record Date. Abstentions and broker non-votes will be included in determining the presence of a quorum. With respect to the proposals to approve the 2001 Stock Purchase Plan and to ratify the appointment of KPMG LLP, abstentions and broker non-votes will have the same effect as votes against such proposal. Neither abstentions nor broker non-votes will have any effect on the voting on the proposal to elect directors.

     Because of their beneficial ownership of Common Stock, Messrs. Kaplan, Cless and Skinner have voting power sufficient to (1) elect the six nominees named to serve as directors; (2) approve the 2001 Stock Purchase Program; and (3) ratify the appointment of KPMG LLP. Messrs. Kaplan, Cless and Skinner have advised the Board of Directors that all shares beneficially owned by them will be voted in favor of such proposals. See “Security Ownership of Certain Beneficial Owners and Management.”

PROPOSAL 1

ELECTION OF DIRECTORS

     The Board of Directors has set the number of directors to be elected at the Annual Meeting at six. Each nominee for election as director currently serves as a director of the Company. The Board of Directors recommends that the stockholders vote in favor of the election of the six nominees named in this Proxy Statement to serve as directors of the Company.

     If at the time of the Annual Meeting any of the nominees is unable or declines to serve, the persons named in the proxy will, at the direction of the Board of Directors, either vote for the substitute nominee or nominees the Board of Directors recommends or vote to allow the vacancy created thereby to remain open until filled by the Board. The Board of Directors has no reason to believe that any nominee will be unable or will decline to serve as a director if elected.

     Nominees for Election as Directors — The following persons, if elected at the Annual Meeting, will serve as directors until the earlier of the 2002 annual meeting of the Company’s stockholders or until their successors are duly elected and qualified.

Name	Age	Position with Company	Served as Director Since
Gerhard Cless	61	Executive Vice President, Secretary and Director	1969
Edward L. Kaplan	58	Chairman and Chief Executive Officer	1969
Christopher G. Knowles (1)	58	Director	1991
David P. Riley (1)	54	Director	1991
Donald K. Skinner	60	Vice Chairman	1998
Michael A. Smith (1)	46	Director	1991

     (1)      Member of Audit Committee.

     Gerhard Cless, co-founder of Zebra Technologies Corporation, has been Executive Vice President and Secretary of Zebra Technologies Corporation since June 1998. Mr. Cless served as Executive Vice President for Engineering and Technology of Zebra from February 1995 to June 1998, after having served as Senior Vice President since 1969. Mr. Cless served as Treasurer of Zebra until October 1991. Since 1969, he has been active with Zebra where he has directed the development of numerous label printers and maintained worldwide technology/vendor relationships. Prior to founding Zebra, Mr. Cless was a research and development engineer at Teletype Corporation’s printer division. Mr. Cless received an MSME degree from Esslingen, Germany, and has done graduate work at the Illinois Institute of Technology. Zebra’s 57,400-square-foot technology center, which was completed in 1999, is named in honor of Mr. Cless.

     Edward L. Kaplan, co-founder of Zebra Technologies Corporation, has been Chief Executive Officer and Chairman of Zebra since 1969. He served as President of Zebra from its formation until February 1995 and again from April 1997 to April 1998 (on an interim basis) and as Chief Financial Officer of Zebra from its formation until October 1991. Mr. Kaplan began his career as a project engineer for Seeburg Corporation, later joining Teletype Corporation as a mechanical engineer performing research and development in the Printer Division. In 1969, he and Gerhard Cless founded Zebra, then known as Data Specialties, Inc. Mr. Kaplan received a BS in Mechanical Engineering from the Illinois Institute of Technology (graduating Tau Beta Pi) and an MBA from the University of Chicago and is an NDEA Fellow of Northwestern University.

     Christopher G. Knowles has served as a director of Zebra since July 1991. In 1966, Mr. Knowles joined North American Van Lines, which was acquired by PepsiCo, Inc. two years later. He continued his career with PepsiCo, Inc., working in human relations and distribution with several of its subsidiary companies, including North American Van Lines, PepsiCo Service Industries and Wilson Sporting Goods, as well as holding positions on the corporate staff of PepsiCo, Inc. In 1976, he became a vice president of Allied Van Lines and later became Division Vice President in charge of Allied’s Household Goods Division, the largest division of that company. In January 1980, Mr. Knowles joined Underwriters Salvage Company as its Chairman and Chief Executive Officer and subsequently acquired that company with other members of its management. Insurance Auto Auctions, Inc. acquired underwriters Salvage Company in January 1994. Mr. Knowles became President and Chief Operating Officer of Insurance Auto Auctions, Inc. in April 1994 and held such positions until March 1996. Between December 1998 and November 2000, Mr. Knowles served as Chief Executive Officer of Insurance Auto Auctions. In addition, he served on its board of directors from June 1994 until February 2000. Mr. Knowles received his BA degree from Indiana University in 1966.

     David P. Riley has served as a director of Zebra since July 1991. In December 2000 he retired from The Middleby Corporation where he served as President and Chief Executive Officer since 1984. The Middleby Corporation is a public company, which manufactures commercial food equipment and provides complete kitchens to various institutional customers, as well as to restaurants such as Pizza Hut and Domino’s Pizza. Mr. Riley continues to serve as a director of The Middleby Corporation. He was previously employed in various management positions with a subsidiary of The Middleby Corporation and, before that, with Hobart Corporation, a food equipment manufacturer. Mr. Riley holds a BS in Engineering from the Ohio State University.

     Donald K. Skinner has served as Vice Chairman of the Board of Zebra since the merger of Zebra and Eltron International on October 28, 1998. In addition, he served as President of Zebra’s Card Printer Business Unit from October 28, 1998 until his retirement in April 2000. Mr. Skinner is currently the President/CEO/Chairman of Ceryx Inc., Santa Paula, CA, a manufacturer of diesel emissions control products and Vice Chairman of RF-Code Inc., Mesa, AZ, a manufacturer of radio frequency tags. Mr. Skinner co-founded Eltron in January 1991. He served as its Executive Vice President and Chief Operating Officer from January 1991 to December 1992; President from December 1992 to September 1995 and Chief Executive Officer from December 1992 and Chairman of the Board from July 1995 until the merger with Zebra. Prior to Eltron, Mr. Skinner’s positions include General Manager of Axiom Edwards-CPE, Inc. (January 1989 to August 1989); co-founder and Executive Vice President and Chief Operating Officer of Peripheral Technology Corporation (1985 to 1988); and Director New Product Development and various positions for Peripheral Technology Corporation (1973-1988). Mr. Skinner holds a BSME from West Coast University and an MBA from Pepperdine University.

     Michael A. Smith has served as a director of Zebra since July 1991. Mr. Smith is the Chairman, Chief Executive Officer and founder of FireVision L.L.C., which he formed in December 1999. FireVision is developing visualization software and related analytical technologies for use in high-bandwidth e-commerce applications. From September 1998 to December 1999, Mr. Smith was Senior Managing Director and head of the Chicago and Los Angeles offices of the Mergers & Acquisitions Department of NationsBanc Montgomery Securities and its successor entity, Banc of America Securities, LLC. He was Senior Managing Director and co-head of the Mergers and Acquisitions Department of BancAmerica Robertson Stephens from September 1997 to August 1998. Previously, Mr. Smith was co-founder and head of the investment banking group BA Partners and its predecessor entity Continental Partners Group since 1989. His previous positions include Managing Director, Corporate Finance Department, for Bear, Stearns & Co. (1982 to 1989) and Vice President and Manager of the Eastern States and Chicago Group Investment Banking Division of Continental Bank (1977 to 1982). He was a director of Graphic Technology from 1983 to 1989. Mr. Smith graduated Phi Beta Kappa from the University of Wisconsin and received an MBA from the University of Chicago.

     EXECUTIVE OFFICERS

     Set forth below is a table identifying the executive officers of the Company other than Messrs. Cless and Kaplan, who are identified in the section “Election of Directors -- Nominees for Election as Directors.”

Name	Age	Position
Charles E. Turnbull	49	President
John H. Kindsvater	59	Senior Vice President, Business Development
Charles R. Whitchurch	54	Chief Financial Officer and Treasurer

     Charles E. Turnbull joined Zebra as President on April 20, 1998. Mr. Turnbull came to Zebra from Nashua Corporation, where he was President of the Commercial Products Group from August 1995 to October 1997. From January 1994 until November 1994, Mr. Turnbull was President of the Polyken Technologies Division of Kendall International. From 1978 to 1994, Mr. Turnbull held various management positions of increasing responsibility with the Avery Dennison Corporation, including Vice President and General Manager of the Marking Films Division. Mr. Turnbull received a BS degree in industrial engineering from the University of Oklahoma and an MBA from the Harvard Graduate School of Business.

     John H. Kindsvater became Senior Vice President, Business Development in December 2000. He joined the Company in 1980 and held various sales and marketing executive positions, in which he was responsible for developing and implementing marketing and sales strategies. In February 1995, he was promoted to Vice President of Corporate Development, and in May 1996 was appointed to the additional position of President of Zebra Technologies VTI. From December 1998 to December 2000, Mr. Kindsvater held the position of Vice President, Market Development. Prior to joining the Company, Mr. Kindsvater held management positions in corporate development, international operations, marketing and sales with various technology-based companies, including Quixote Corporation, A. B. Dick Company, Marsh Instrument Company and Jeppesen & Co. Mr. Kindsvater attended Purdue University and received his BS degree and MBA from the University of Denver. He has served on the Board of Directors of Automatic Identification Manufacturers (AIM), the industry’s trade association.

     Charles R. Whitchurch joined Zebra as Chief Financial Officer and Treasurer in September 1991. From 1981 until he joined Zebra, he served as Vice President, Finance of Corcom, Inc., a technology company specializing in the control of radio frequency interference. Mr. Whitchurch previously held positions as Chief Financial Officer of Resinoid Engineering Corporation and as Corporate Services Officer with the Harris Bank in Chicago. Mr. Whitchurch earned a BA in Economics (Phi Beta Kappa) from Beloit College and an MBA from Stanford University in 1973.

     The Board of Directors elects officers to serve at the discretion of the Board. There are no family relationships among any of the directors or officers of the Company.

     Section 16(a) Compliance — Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company’s officers and directors and persons who own more than ten percent of a registered class of the Company’s equity securities to file reports of ownership and changes in ownership with the Securities and Exchange Commission and The Nasdaq Stock Market. Based solely on a review of the forms it has received and on written representations from certain reporting persons that no such forms were required for them, the Company believes that, except as set forth below, during the year ended December 31, 2000, all Section 16(a) filing requirements applicable to its officers, directors and 10% beneficial owners were complied with by such persons.

     Donald K. Skinner filed one Form 4 and his annual report on Form 5 after the dates prescribed in Section 16(a). Charles Turnbull filed his annual report on Form 5 after the date prescribed in Section 16(a). John H. Kindsvater filed his initial statement of beneficial ownership on Form 3 after the date prescribed in Section 16(a).

EXECUTIVE COMPENSATION AND CERTAIN TRANSACTIONS

     The following table provides information concerning the annual and long-term compensation for services in all capacities to the Company for the year ended December 31, 2000, and the two prior years for (1) the chief executive officer and (2) the three other executive officers of the Company who received the highest compensation (combined salary and bonus) in 2000 (collectively, the “Named Officers”).

Summary Compensation Table

		Annual Compensation		Long Term Compensation (1) Awards	All
Name and Principal Position	Year	Salary ($)	Bonus ($)	Securities Underlying Options (#)	Other Compensation ($)
Edward Kaplan	2000	$529,397	—	—	$22,374	(2)
Chairman and	1999	423,534	423,415	—	23,878
Chief Executive Officer	1998	340,290	122,504	—	10,405

Charles E. Turnbull	2000	$319,200	—	—	$10,575	(3)
President	1999	290,769	214,588	—	11,337
	1998	188,462	56,700	—	—

Charles R. Whitchurch	2000	$224,672	$10,887	—	$13,295	(4)
Chief Financial Officer	1999	197,200	90,279	—	14,768
and Treasurer	1998	176,538	38,170	—	10,405

Jack A. LeVan (5)	2000	$203,603	$7,500	—	$5,522 (	6)
Senior Vice President	1999	185,365	88,998	—	12,119
Business Development	1998	178,173	48,430	—	10,405

John H. Kindsvater	2000	$160,000	$9,093	—	$11,994	(7)
Senior Vice President	1999	159,871	66,619	—	13,348
Business Development	1998	153,722	31,944	—	14,951

(1)	None of the Named Officers had any restricted stock holdings as of December 31, 2000.

(2)	Consisting of 401(k) contributions of $5,100, profit sharing plan payments of $5,286, disability insurance of $6,766, automobile allowance of $4,680, and life insurance of $542.

(3)	Consisting of 401(k) contributions of $5,100, profit sharing plan payments of $5,286, and life insurance of $189.

(4)	Consisting of 401(k) contributions of $5,100, profit sharing plan payments of $5,286, disability insurance of $2,619, and life insurance of $290.

(5)	Jack A. LeVan resigned from the Company on December 7, 2000.

(6)	Consisting of 401(k) contributions of $5,100, profit sharing plan payments of $5,286, disability insurance of $821, and life insurance of $186.

(7)	Consisting of 401(k) contributions of $5,250, profit sharing plan payments of $5,286, disability insurance of $916, and life insurance of $542.

-5-

     The following table provides information on stock options granted in the year ended December 31, 2000, to the Named Officers:

Options Granted in Year Ended December 31, 2000

	Individual Grants				Potential Realizable Value at Assumed
	Number of Securities Underlying Options Granted	Percent of Total Options/SARs Granted to Employees in	Exercise or Base Price	Expiration	Annual Rates of Stock Price Appreciation for Option Term (1)
Name	(#)	Fiscal Year	($/Sh)	Date	5%	10%
Edward L. Kaplan	—	—	—	—	—	—
Charles E. Turnbull	10,000	2.31	60.625	02/17/10	381,267	966,206
Jack A. LeVan	—	—	—	—	—	—
Charles R. Whitchurch	—	—	—	—	—	—
John H. Kindsvater	—	—	—	—	—	—

(1)	The dollar amounts under these columns are based on 5% and 10% appreciation rates in accordance with the rules of the Securities and Exchange Commission. This table is not intended to predict future movements of the Company’s stock price.

     Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values — The following table provides information on option exercises in 2000 by the Named Officers and on the Named Officers’ unexercised options at December 31, 2000.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
AND FISCAL YEAR-END OPTION VALUES

			Number of Securities Underlying Unexercised Options at Fiscal Year-End (#)	Value of Unexercised In-the-Money Options at Fiscal Year-End ($)(1)
Name	Shares Acquired on Exercise (#)	Value Realized ($)	Exercisable/ Unexercisable	Exercisable/ Unexercisable
Edward L. Kaplan	—	—	—/—	—/—
Charles E. Turnbull	—	—	23,900/166,100	102,546/304,956
Jack A. LeVan	—	—	16,150/—	231,979/—
Charles R. Whitchurch	—	—	17,525/27,475	276,528/415,582
John H. Kindsvater	—	—	16,750/17,250	245,692/228,903

(1)	The value per option is calculated by subtracting the exercise price from the closing price of the Company’s Common Stock on the Nasdaq Stock Market on December 31, 2000, of $40.797.

-6-

     Certain Transactions — In May 1989, the Company entered into a lease agreement for its facility and certain machinery, equipment, furniture and fixtures with Unique Building Corporation (“Unique”), a corporation owned by Messrs. Kaplan and Cless and Stewart Shiman (a former executive officer of the Company). Since its inception, the lease has been amended to cover expansions of the facility. The lease was amended, effective July 1999, to include space that was added in 1999.

     The facility portion of the lease is treated as an operating lease and has a term ending on June 30, 2014. Base monthly rental payments were $111,997 from January 1 through June 30, 1999, $170,373 for July 1 through August 31, 1999, and $173,731 from September 1 through December 31, 1999. Base monthly rental payments will remain at $173,731 through March 31, 2003, and will increase to $185,946 from April 1, 2003 through June 30, 2004, and to $194,702 from July 1, 2004 through March 31, 2008. Base monthly rental payments will decline to $67,132 from April 1, 2008 through June 30, 2009, and will then increase to $77,202 from July 1, 2009 through June 30, 2014.

     The lease agreement includes a modification to the base monthly rental, which goes into effect if the prescribed rent payment is less than the aggregate principal and interest payments required to be made by Unique under certain Industrial Revenue Bonds. The Industrial Revenue bonds are supported by a Letter of Credit issued by American National Bank. The Company guaranteed $700,000 of Unique’s obligation to such bank under the agreement relating to the Letter of Credit. Under the portion of the lease agreement with Unique, which is accounted for as a capital lease, the Company leases machinery, equipment, furniture, and fixtures at a monthly rental of $5,725 over the lease term.

REPORT ON EXECUTIVE COMPENSATION

     Traditionally, compensation for the Company’s executive officers has been determined by the Company’s Chief Executive Officer, Edward L. Kaplan, due to the relatively small number of executive officers and Mr. Kaplan’s personal knowledge of the relative performance and responsibilities of each executive officer. For the year ended December 31, 2000, compensation for the Company’s executive officers, other than Mr. Kaplan himself and Mr. Kindsvater, was established in this manner. Mr. Kaplan also submitted to the Board of Directors for its consideration a proposal for his own compensation package, which was reviewed and approved by the Board. In 2000, the compensation of Mr. Kindsvater, who became an executive officer in December 2000, was determined by his direct supervisor, Mr. Turnbull.

     Compensation Elements — For 2000, the primary components of the Company’s executive officer compensation program were base salaries and cash bonuses based on Company and departmental performance.

     Base Salaries — In determining the base salaries of Messrs. Turnbull, LeVan and Whitchurch, Mr. Kaplan reviewed various technology industry salary surveys, and he targeted salaries at levels competitive to those provided to executives with similar responsibilities in businesses that he viewed as comparable to the Company. Mr. Kaplan also attempted to maintain a salary structure for the executive group that, vis-à-vis each executive, gives credit for relative seniority and scope of assigned responsibilities. The Board’s approval of Mr. Kaplan’s salary was based upon its subjective evaluation of Mr. Kaplan’s contributions to the Company and his importance to the Company’s continued growth. The Board reviewed the American Electronics Association Executive Compensation Survey (the “Survey”) to confirm Mr. Kaplan’s salary level was within the ranges represented by the Survey, but did not target Mr. Kaplan’s salary at a particular point within the Survey’s compensation ranges.

     Bonus — Executive bonuses for 2000 were performance-related. Bonuses were designed to reward management for achieving and exceeding goals for Company performance, as well as performance goals for particular departments.

     Mr. Kaplan and each of the other Named Officers participated in the Company’s 2000 Executive Bonus Plan (the “Bonus Plan”). Mr. Kaplan established the Bonus Plan after meetings with the other executive officers to discuss the Company’s targeted performance goals, and the Board approved Mr. Kaplan’s participation in the Bonus Plan. Under the Bonus Plan, cash bonuses paid to each of the Named Officers for 2000 were directly related to the Company’s overall financial performance. Bonuses were determined by multiplying the particular officer’s base salary by (1) his designated bonus percentage and (2) a performance factor based upon the Company’s achievement of targeted levels of operating profit for 2000. Designated bonus percentages were based upon seniority and relative positions within the Company’s organizational structure. For 2000, Messrs. Kaplan and Turnbull received no bonuses, because the Company’s performance did not achieve targeted levels and their bonuses were tied exclusively to the performance of the entire company.

     Mr. Kaplan awarded bonuses in addition to those provided in the Bonus Plan to certain of the Company’s Named Executive Officers based upon the performance of the departments over which they exercise direct supervisory authority. For these bonuses, the performance criteria varied depending upon the department and the particular goals set for the department for 2000. For example, an executive responsible for sales functions of the Company received an additional bonus based upon the Company’s gross sales levels, while an executive in charge of manufacturing functions received a bonus based upon targeted levels of manufacturing efficiency, quality and on-time deliveries.

     Stock Options — The Company has awarded stock options to executive officers to provide competitive compensation packages and because the Company believes it is important that all of the Company’s key executive officers have a meaningful equity stake in the Company so that they have an incentive to create shareholder value over a long-term investment horizon. In 2000, the Company granted 7,500 stock options to Donald K. Skinner and 10,000 stock options to Charles E. Turnbull.

     Compliance With Section 162(m) — The Board of Directors currently intends for all compensation paid to the Named Officers to be tax deductible to the Company pursuant to Section 162(m) of the Internal Revenue Code of 1986, as amended (“Section 162(m)”). Section 162(m) provides that compensation paid to the Named Officers in excess of $1,000,000 cannot be deducted by the Company for Federal income tax purposes unless, in general, such compensation is performance based, is established by an independent committee of directors, is objective and the plan or agreement providing for such performance based compensation has been approved in advance by stockholders. In the future, however, if, in the judgment of the Board, the benefits to the Company of a compensation program that does not satisfy the arbitrary and inflexible conditions of Section 162(m) outweigh the costs to the Company of the failure to satisfy these conditions, the Board may adopt such a program.

Board of Directors

Gerhard Cless Edward L. Kaplan Christopher G. Knowles	David P. Riley Michael A. Smith Donald K Skinner

COMPENSATION COMMITTEE INTERLOCKS
AND INSIDER PARTICIPATION

     The Company’s Chief Executive Officer, Mr. Kaplan, determined the compensation to be paid the Company’s executive officers, other than himself and Mr. Kindsvater, for the year ended December 31, 2000. Mr. Turnbull determined Mr. Kindsvater’s compensation. The Board of Directors approved the compensation to be paid to Mr. Kaplan. Mr. Cless, the Company’s Executive Vice President and Secretary and Mr. Kaplan participated in the deliberations of the Board concerning Mr. Kaplan’s compensation.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

     The Audit Committee of the Company’s Board of Directors is comprised of three independent directors. The Committee operates under a written charter adopted by the Board of Directors and attached to this proxy statement as Exhibit A. The members of the Committee are: Michael Smith, Chairman, Christopher Knowles and David P. Riley.

     The Committee recommends to the Board of Directors, subject to stockholder approval, the selection of the Company’s independent accountants. The Committee also provides assistance to the members of the Board of Directors in fulfilling their oversight functions over the financial statements of the Company. It is not the duty of the Committee, however, to plan or conduct audits or to determine that the Company’s financial statements are complete and accurate and are in accordance with the generally accepted accounting principles. The responsibility to plan and conduct audits is that of the Company’s independent accountants. The Company’s management has the responsibility to determine that the Company’s financial statements are complete and accurate and in accordance with generally accepted accounting principles.

     The Committee has received reports and met and held discussions with management and the independent accountants. The Committee has also discussed with the independent accountants matters required to be discussed by Statement on Auditing Standards No. 61. The Company’s independent accountants also provided to the Committee the written disclosure required by Independent Standards Board Standard No. 1. The Committee discussed with the independent accountants that firm’s independence.

     The Committee recommends that the Board of Directors include the audited financial statements of the Company in the Company’s Annual Report on Form 10-K for fiscal year ended December 31, 2000, as filed with the Securities and Exchange Commission. This recommendation is based on the Committee’s discussion with management and its independent accountants as well as the Committee’s reliance on the representation of management that the Company’s consolidated financial statements were prepared in accordance with generally accepted principles.

Michael Smith, Chairman Christopher Knowles David P. Riley

     Audit Fees — The Company was billed approximately $353,000 by KPMG, LLP, our independent auditors. These fees covered professional services rendered for the audit of our annual financial statements for the fiscal year ended December 31, 2000, and the reviews of interim financial statements included in our Forms 10-Q filed during the last fiscal year.

     Financial Information Systems Design and Implementation Fees — The Company was billed approximately $826,000 by KPMG LLP for professional services rendered in connection with financial information systems design and implementation services during the fiscal year ended December 31, 2000.

     All Other Fees — We were billed approximately $221,000 for all other services rendered by KPMG LLP during the fiscal year ended December 31, 2000, that are not set forth above.

PERFORMANCE GRAPH

     The graph set forth below compares the cumulative total stockholder return on the Class A Common Stock of the Company for the last five years with the cumulative total return on the Nasdaq Market Index and the MG Industry Group 171 — Electronic Equipment Manufacturers Index — over the same period.

Five-Year Comparison of Cumulative Returns

	December 31,
	1995	1996	1997	1998	1999	2000
Zebra Technologies
Corporation	$100.00	$68.75	$87.50	$84.56	$172.06	$119.99
MG Group Index	100.00	99.63	118.04	147.38	294.33	234.92
Nasdaq Market Index	100.00	124.27	152.00	214.39	378.12	237.66

-11-

SECURITY OWNERSHIP OF MANAGEMENT AND
CERTAIN BENEFICIAL OWNERS

     The following table presents, as of March 20, 2001, certain information with respect to the beneficial ownership of the Company’s Common Stock by (1) each person known by the Company to own beneficially more than 5% of the outstanding shares of any class of Common Stock, (2) each director of the Company, (3) each of the Named Officers and (4) all directors and executive officers of the Company as a group.

	Class A Common Stock			Class B Common Stock			% of Total Voting
Name and Address	Number		% of Class	Number		% of Class	Power(1)
Edward L. Kaplan (2)	—		—	1,204,039	(3)	20.3%	14.2%
Carol K. Kaplan (2)	—		—	268,388	(4)	4.5%	3.2%
Gerhard Cless (2)	100,000	(5)	*	2,193,312	(6)	37.1%	26.0%
Ruth I. Cless (2)	—	(7)	—	772,736	(8)	13.1%	9.1%
Donald K. Skinner	96,211	(9)	*	238,176	(10)	4.0%	2.9%
Christopher G. Knowles	15,000	(11)	*	—		—	*
David P. Riley	23,000	(12)	*	—		—	*
Michael A. Smith	18,000	(13)	*	—		—	*
Charles E. Turnbull	31,157	(14)	*	—		—	*
John H. Kindsvater	26,544	(15)	*	—		—	*
Jack A. LeVan (16)	22,139	(17)	*	—		—	*
Charles R. Whitchurch	46,353	(18)	*	—		—	*
William Blair & Co., L.L.C	1,517,281	(19)	5.9%	—		—	1.8%
Neuberger Berman, Inc.	1,493,573	(20)	5.8%	—		—	1.8%
Fidelity Management
& Research Company	—		—	500,000	(21)	8.4%	5.9%
All Executive Officers and Directors
as a group	378,404	(22)	1.4%	4,676,651		79.0%	55.4%
(9 persons)

*	Less than one percent.

(1)	Each share of the Class A Common Stock has one vote and each share of the Class B Common Stock has ten votes. This column shows the combined voting power of all Class A Common Stock and Class B Common Stock beneficially owned by each of the listed persons. The percentages are based on the outstanding number of Class A Common Stock and Class B Common Stock as of March 20, 2001.

(2)	The address of this stockholder is c/o Zebra Technologies Corporation, 333 Corporate Woods Parkway, Vernon Hills, Illinois 60061.

(3)	Excludes 268,388 shares that may be deemed held of record or beneficially by Mr. Kaplan’s wife, Carol, which may be deemed to be beneficially owned by Mr. Kaplan.

(4)	Excludes 1,204,039 shares held of record or beneficially by Mr. Kaplan, which may be deemed to be beneficially owned by Mrs. Kaplan.

(5)	Includes 100,000 shares held by a foundation of which Mr. Cless is director.

(6)	Excludes 772,736 shares held of record or beneficially by Mr. Cless’ wife, Ruth, which may be deemed to be beneficially owned by Mr. Cless.

-12-

(7)	Excludes 100,000 shares held of record or beneficially by Mr. Cless, which may be deemed to be beneficially owned by Mrs. Cless.

(8)	Excludes 2,193,312 shares held of record or beneficially by Mr. Cless, which may be deemed to be beneficially owned by Mrs. Cless.

(9)	Includes 81,852 shares of Class A Common Stock issuable within 60 days upon exercise of options.

(10)	Consists of 238,176 shares held by the Skinner Revocable Trust.

(11)	Consists of 15,000 shares of Class A Common Stock issuable within 60 days upon exercise of options granted pursuant to the 1997 Directors Plan.

(12)	Includes 8,000 shares of Class A Common Stock issuable within 60 days upon exercise of options granted pursuant to the 1997 Directors Plan and 15,000 shares of Class A Common Stock issuable within 60 days upon options granted pursuant to the 1997 Directors Plan.

(13)	Includes 3,000 shares of Class A Common Stock issuable within 60 days upon exercise of options granted pursuant to the 1997 Directors Plan.

(14)	Includes 30,200 shares of Class A Common Stock issuable within 60 days upon exercise of options.

(15)	Includes 24,375 shares of Class A Common Stock issuable within 60 days upon exercise of options.

(16)	Mr. LeVan resigned from the Company on December 7, 2000.

(17)	Includes 19,200 shares of Class A Common Stock issuable within 60 days upon exercise of options.

(18)	Includes 32,950 shares of Class A Common Stock issuable within 60 days upon exercise of options.

(19)	As reported on a Schedule 13G filed by William Blair & Co., L.L.C. on February 14, 2001. According to such 13G, William Blair & Co., L.L.C. has sole voting power with respect to 226,892 of these shares, and sole dispositive power with respect to all 1,517,281 of these shares. The address of this stockholder is 222 West Adams Street, Chicago, IL 60606.

(20)	As reported on a Schedule 13G filed by Neuberger Berman, Inc. on February 7, 2001. According to such 13G, Neuberger Berman, Inc. has sole voting power with respect to 587,973 of these shares, shared voting power with respect to 901,900 of these shares and shared dispositive power with respect to all 1,493,573 of these shares. The address of this stockholder is 605 Third Avenue, New York, New York 10158.

(21)	As reported by FMR Corporation and certain affiliates by letter on March 20, 2001. According to such letter, affiliates of FMR Corporation have sole dispositive power with respect to all 500,000 of these shares and sole voting power with respect to zero shares. The address of this stockholder is 82 Devonshire Street, Boston, Massachusetts 02109.

(22)	Includes 229,577 shares of Class A Common Stock issuable within 60 days upon exercise of options.

-13-

PROPOSAL 2

APPROVAL OF THE ZEBRA TECHNOLOGIES CORPORATION
2001 STOCK PURCHASE PLAN

     General — The Company’s original stock purchase plan was adopted by the Board of Directors and approved by the stockholders in 1991. A total of 300,000 shares of Class A Common Stock of the Company were initially reserved for issuance under the plan, of which 226,661 shares have been issued. This plan terminates on July 11, 2001.

     The Board of Directors believes that it is in the best interests of the Company to continue to provide employees with an opportunity to purchase shares of Class A Common Stock through payroll deductions. On February 7, 2001, the Board of Directors approved the Zebra Technologies Corporation 2001 Stock Purchase Plan (the “Stock Purchase Plan”). A total of 500,000 shares of Class A Common Stock, or approximately 2.0% of the outstanding Class A Common Stock on the record date, is reserved for issuance under the Stock Purchase Plan. Stockholder approval of the Stock Purchase Plan is being sought as required under the plan and applicable provisions of the Internal Revenue Code. If approved by stockholders, the Stock Purchase Plan will be effective as of July 1, 2001. The discussion below describes the terms of the Stock Purchase Plan, as amended and restated.

     Summary of the Stock Purchase Plan — The following is a brief summary of the provisions of the Stock Purchase Plan. A complete copy of the Stock Purchase Plan is attached to this proxy statement as Exhibit B.

     Purpose — The purpose of the Stock Purchase Plan is to promote the overall financial objectives of the Company and its stockholders by motivating employees in the Stock Purchase Plan to achieve long-term growth in the market value of the Company’s stock. The Stock Purchase Plan is intended to qualify as an “employee stock purchase plan” within the meaning of Section 423 of the Internal Revenue Code.

     Administration — The Stock Purchase Plan will be administered by a Committee comprised of two or more disinterested members of the Board of Directors who will be selected by the Board of Directors. The Board of Directors will have the authority to remove, replace or fill any vacancy on the Committee.

     Subject to the provisions of the Stock Purchase Plan, the Committee will have full and final authority, in its discretion to, among other things:

(1)	determine whether a person is eligible to participate in the Stock Purchase Plan;

(2)	determine the price at which stock may be purchased under the Stock Purchase Plan;

(3)	determine the time or times that options to purchase stock under the Stock Purchase Plan may be granted and exercised;

(4)	adopt, amend or rescind rules and regulations in the administration of the Stock Purchase Plan; and

(5)	construe and interpret the Stock Purchase Plan and the agreements entered into in connection with the Stock Purchase Plan, and make all other determinations and take all other actions deemed necessary or advisable for the administration of the Stock Purchase Plan.

     Eligibility— Any person who is an employee of the Company (or any of its subsidiaries which have adopted the Stock Purchase Plan) as of the Grant Date (as defined below) is eligible to participate in the Stock Purchase Plan. The Committee, however, in its sole discretion, may exclude any of the following employees from participating in the plan: (1) any employee who has accrued less than a minimum period (not to exceed two years) of continuous employment; (2) any employee whose customary employment is 20 hours or less per week; (3) any employee whose customary employment is less than five months in any calendar year; (4) any employee who, after the grant under the Stock Purchase Plan, would directly or indirectly hold an aggregate of 5% or more of the total combined voting power or value of all outstanding shares of all classes of stock of the Company or any subsidiary; or (5) any highly compensated employee within the meaning of Section 414(q) of the Internal Revenue Code.

     Grant Dates and Option Periods — The Committee will have authority to grant eligible employees the right to purchase shares of Class A Common Stock under the Stock Purchase Plan (an “Option”) on any date or dates which it determines during a calendar year (each a “Grant Date”). The Committee may also determine that there be no Grant Date during a calendar year. Each Option will be evidenced by an enrollment and withholding agreement. This agreement will set forth the terms and conditions of the Option and enable the Company to withhold amounts from the employee’s paycheck and apply the amounts to the purchase of Class A Common Stock under the Stock Purchase Plan (an “Option Agreement”). An Option entitles the employee to receive shares of Class A Common Stock at the conclusion of the Option Period, which will be determined by the Committee and specified in each Option Agreement.

     Option Price — The option price per share at which shares of Class A Common Stock may be purchased upon exercise of an Option (the “Option Price”) will be determined by the Committee. Unless otherwise specified by the Committee, with respect to any date determined by the Committee on which shares of Class A Common Stock may be purchased under the Option Agreement (each an “Exercise Date”), the Option Price shall not be less than the lesser of (1) 85% of the fair market value of a share of the Company’s Class A Common Stock (averaged over such period as the Committee may determine and as permitted by law) on the applicable Grant Date or (2) 85% of the fair market value of a share of the Company’s Class A Common Stock (averaged over such period as the Committee may determine and as permitted by law) on the applicable Exercise Date. The fair market value of the Class A Common Stock shall be the closing price of the Class A Common Stock on the Nasdaq Stock Market or other national securities exchange on which the shares of Class A Common Stock are listed on the relevant date. The fair market value of the Class A Common Stock will be determined on the basis of the good faith determination of the Committee if the Class A Common Stock is not listed on an exchange, quoted on Nasdaq or traded in the over-the-counter market.

     Payment of Purchase Price; Payroll Deductions — Shares of Class A Common Stock are purchased under the Stock Purchase Plan with funds that are accumulated through payroll deductions during the Option Period. The Committee may provide that deductions are specified either as a percentage of the employee’s compensation or a dollar amount determined by the employee during each pay period. The Committee may also establish minimum and maximum percentages or amounts that may be contributed. In no event, however, may more than $25,000 be deducted from an employee’s compensation for each Option Period. In addition, an employee may not purchase a number of shares in any Option Period in excess of 25,000 divided by 85% of the fair market value of the Class A Common Stock on the applicable Grant Date. An employee’s contribution rate, once established, will remain in effect during the Option Period with respect to which it was established and for all subsequent Option Periods unless or until (1) the employee changes his or her contribution rate in a manner and within the time period designated by the Committee or (2) contributions are fully discontinued in order to comply with Section 401(k) of the Internal Revenue Code or for other reasons the Committee determines in its sole discretion. An employee may request a total discontinuance of payroll deductions by providing a written notice to the Committee. Contributions to the Stock Purchase Plan will be held in the general funds of the Company and will not accrue interest unless expressly determined by the Committee.

     Purchase of Stock — On each Exercise Date, each participating employee shall be deemed to have exercised his or her Option to the extent of the value contributed through payroll deductions during the Option Period. The employee shall be deemed to have purchased a number of full shares of Class A Common Stock equal to the value of the employee’s payroll deduction account divided by the option price per share, subject to the limitations described above. Any amounts remaining in an employee’s payroll deduction account will be maintained in such employee’s account and applied to purchase share of Class A Common Stock in connection with subsequent Options to the extent it represents a fractional share of Class A Common Stock. An Option shall cease to be exercisable and shall be cancelled upon the expiration of the Option Period.

     Termination of Employment — Except as otherwise provided by the Committee or in an Option Agreement, any employee who is terminated from employment for any reason, other than death, disability or retirement, during the Option Period shall cease to be a employee in the Stock Purchase Plan. Any Option held by the terminated employee shall be null and void as of the date of the termination of employment without notice to the terminated employee, and the balance of the terminated employee’s payroll deduction account shall be distributed to him or her as soon as administratively possible. If an employee retires, becomes disabled or dies during an Option Period, no further contributions by payroll deduction shall be made. The employee, however, or his or her executor, guardian or beneficiary, as the case may be, may make a single sum payment with respect to the payroll deduction account at any time on or before the Exercise Date equal to the amount the employee would have contributed as determined by the Committee for the payroll periods remaining to the Exercise Date. A distribution of the balance in the employee’s account may be requested at any time prior to the Exercise Date. If no such request is made, the balance in the employee’s account shall be used to purchase shares of the Class A Common Stock on the applicable Exercise Date.

     Assignability — Neither an employee’s payroll deduction account nor any Option may be assigned, pledged or transferred in any way other than by will or the laws of descent. Any attempted assignment, pledge or transfer shall be null and void and without effect, and the Company shall have the right to terminate the payroll deduction account or Option in such a case.

     Capital Changes — In the event of any stock dividend, stock split, combination or exchange of shares, recapitalization or other change in the capital structure of the Company, reorganization, liquidation or other transaction or event having a similar effect, the Committee may adjust the number of shares of Class A Common Stock available for Options under the Stock Purchase Plan, the number of shares of Class A Common Stock covered by outstanding Options, the exercise price per share of outstanding Options and any other characteristic or term of the Options as it deems necessary to reflect the effects of the corporate change to the employees in an equitable manner. Any fractional shares resulting from an adjustment shall be eliminated by rounding to the next lower whole number of shares with appropriate payment for the fractional share as shall reasonably be determined by the Committee.

     Changes in Control — If there is a Change in Control of the Company, as defined in the Stock Purchase Plan, or the Committee reasonably anticipates that a change in control is likely to occur, then the Committee may (1) cause each Option to be immediately exercisable; (2) provide that an Option exercisable on the date of a Change in Control may be purchased by the Company for an amount equal to the excess, if any, of the aggregate fair market value per share of Class A Common Stock subject to the Option less the aggregate Option Price of the shares subject to the Option; or (3) provide for any combination of (1) and (2) above.

     Amendment and Termination of the Stock Purchase Plan — The Board of Directors may at any time amend, waive, discharge or terminate the Stock Purchase Plan even with prejudice to an employee. In addition, the Board may adopt supplements to the plan to allow the participation of foreign employees without additional stockholder approval. The Board of Directors or the Committee may amend, waive, discharge, terminate, modify, extend, replace or renew an outstanding Option Agreement, even with prejudice to an employee, provided such a change does not cause the Stock Purchase Plan to fail to be a plan as described in Section 423 of the Code.

     The Stock Purchase Plan will terminate on July 1, 2011, or at any earlier time that the Board of Directors determines. No Options will be granted after the termination date, but all Options outstanding as of the termination date will remain in effect until they are exercised, expired or otherwise cancelled, settled or terminated as provided in the Stock Purchase Plan and applicable Option Agreements.

     Certain United States Federal Income Tax Information — The Stock Purchase Plan, and the right of employees to make purchases thereunder, is intended to qualify under the provision of Sections 421 and 423 of the Internal Revenue Code. Under these provisions, no income will be taxable to an employee at the time of grant of the option or purchase of shares. Upon disposition of the shares in which the employee has taxable gain, the employee will generally be subject to tax on this gain, and the amount of the tax will depend upon the holding period. If the shares have been held by the employee for more than two years after the Grant Date and more than one year after the Exercise Date, the lesser of: (1) the excess of the fair market value of the shares at the time of the disposition over the Exercise Price, or (2) the excess of the fair market value of the shares at the time the option was granted over the Exercise Price (which Exercise Price will be computed as of the Grant Date) will be treated as ordinary income, and any further gain will be treated as long-term capital gain. If the shares are disposed of before the expiration of these holding periods, the excess of the fair market value of the shares on the Grant Date over the Exercise Price will be treated as ordinary income, and any further gain or any loss on the disposition will be long-term or short-term capital gain or loss, depending on the holding period. The Company is not entitled to a deduction for amounts taxed as ordinary income or capital gain to a employee, except to the extent of ordinary income reported by employees upon disposition of shares prior to the expiration of the two holding periods described above.

     According to a recent Internal Revenue Service release, no withholding tax is due upon disposition of shares with respect to options exercised before January 1, 2003. The Internal Revenue Service has indicated that it will provide further guidelines at a later date.

     The foregoing is only a summary of the effect of United States federal income taxation upon the employee and the Company under laws and regulations currently in effect with respect to the purchase of shares under the Stock Purchase Plan. It is not intended to be complete and does not discuss the income tax laws of any municipality, state or foreign country or the tax consequences for individuals who are not subject to United States federal income taxation.

     Participation in the Stock Purchase Plan — Participation in the Stock Purchase Plan is voluntary and dependent on each eligible employee’s election to participate and determination as to the level of payroll deduction. Accordingly, future purchases under the Stock Purchase Plan are not determinable. Non-employee directors are not eligible to participate in the Stock Purchase Plan. The following table provides information regarding shares purchased under the Company’s original stock purchase plan, as amended and restated, in effect as of and during the last fiscal year and the payroll deductions accumulated at the end of the last fiscal year in accounts under the original stock purchase plan for each of the Named Executive Officers, for all executive officers as a group, for all directors who are not officers as a group and for all other employees who participated in the original stock purchase plan as a group:

PLAN BENEFITS
EMPLOYEE STOCK PURCHASE PLAN

Name of Individual or Identity of Group and Position	Number of Shares Purchased (#)	Dollar Value ($)(1)
Edward Kaplan	—	—
Chairman and Chief Executive Officer

Charles E. Turnbull	427	$3,202
President

Charles R. Whitchurch	436	$3,216
Chief Financial Officer and Treasurer

John H. Kindsvater	453	$3,413
Senior Vice President, Business Development

Jack A. LeVan	—	—
Senior Vice President, Business Development (2)

All executive officers, as a group	1,316	$9,831

All directors who are not executive officers, as a group	285	$2,138

All other employees	43,265	$329,057

(1)	Market value of shares on date of purchase, minus the purchase price under the Stock Purchase Plan.

(2)	Mr. LeVan resigned from the Company effective of December 7, 2000.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE 2001 STOCK PURCHASE PLAN. -17-

PROPOSAL 3

RATIFICATION OF APPOINTMENT OF AUDITORS

     The Company’s Board of Directors has appointed KPMG LLP, independent certified public accountants, as auditors of the Company’s financial statements for the year ending December 31, 2001. KPMG LLP has acted as auditors for the Company since July 1991.

     The Board has determined to afford stockholders the opportunity to express their opinions on the matter of auditors for the Company, and, accordingly, is submitting to the stockholders at the Annual Meeting a proposal to ratify the Board’s appointment of KPMG LLP. If this proposal does not receive the affirmative vote of a majority of the votes cast affirmatively or negatively at the Annual Meeting, in person or by proxy, the Board of Directors will interpret this as an instruction to seek other auditors. The Board of Directors recommends that the stockholders vote to ratify the appointment of KPMG LLP as auditors for the year ending December 31, 2001.

     The Company expects that representatives of KPMG LLP will be present at the Annual Meeting and available to respond to questions. These representatives will be given an opportunity to make a statement if they desire to do so.

OTHER MATTERS

     Solicitation — The cost of this proxy solicitation will be borne by the Company. The Company will also request banks, brokers, fiduciaries, custodians, nominees and certain other record holders to send proxies, proxy statements and other materials to their principals at the Company’s expense. The Company will reimburse such banks, brokers, fiduciaries, custodians, nominees and other record holders for their reasonable out-of-pocket expenses of solicitation. The Company does not anticipate that costs and expenses incurred in connection with this proxy solicitation will exceed those normally expended for a proxy solicitation for an election of directors in the absence of a contest.

     Proposals of Stockholders — To be considered at the 2002 Annual Meeting, stockholder proposals must be received by the Secretary of the Company not less than 45 days nor more than 75 days prior to April 15, 2002.

     Other Business — The Board of Directors is not aware of any matters to be presented at the Annual Meeting other than those enumerated in the Company’s Notice of Annual Meeting of Stockholders enclosed herewith. If any other matters are properly brought before the meeting, however, it is intended that the persons named in the proxy will vote as directed by the Board of Directors.

     Annual Report to Stockholders — The Company’s Annual Report to Stockholders for the year ended December 31, 2000, containing financial and other information pertaining to the Company, is being furnished to stockholders simultaneously with this Proxy Statement.

     Annual Report on Form 10-K — The Company will furnish without charge to any stockholder as of the record date a copy of the Company’s Annual Report on Form 10-K for the year ended December 31, 2000, as filed with the Securities and Exchange Commission. Requests for such materials should be made in writing and directed to Zebra Technologies Corporation, 333 Corporate Woods Parkway, Vernon Hills, Illinois 60061, Attention: Charles R. Whitchurch.

By order of the Board of Directors,

Gerhard Cless Secretary

-18-

Exhibit A

ZEBRA TECHNOLOGIES CORPORATION
AUDIT COMMITTEE CHARTER

A.     Purpose

     The Audit Committee (the “Committee”) shall provide assistance to the members of the Board of Directors (the “Board of Directors” or the “Board”) of Zebra Technologies Corporation (the “Company”) in fulfilling their oversight functions. In so doing, it shall be the goal of the Committee to maintain free and open means of communication between the members of the Board, the Company’s independent public accountants who audit the Company’s financial statements (the “Auditors”), and the Company’s financial management and the internal auditing staff. The Board shall have the ultimate authority and responsibility, based upon recommendations from the Committee, to select, and where appropriate, replace the Auditors, who are ultimately accountable to the Board of Directors and the Committee.

     The functions of the Committee are enumerated in section C of this Charter.

     While the Audit Committee has the functions set forth in this Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company’s financial statements are complete and accurate or are in accordance with generally accepted accounting principles. The responsibility to plan and conduct audits is that of the Auditors. The Company’s management has the responsibility to determine that the Company’s financial statements are complete and accurate and in accordance with generally accepted accounting principles. It is also not the duty of the Audit Committee to assure the Company’s compliance with laws and regulations or compliance with the Company’s code of ethical conduct. The primary responsibility for these matters rests with the Company’s management.

     In its oversight capacity, the Audit Committee is neither intended nor equipped to guarantee with certainty to the full Board and stockholders the accuracy and quality of the Company’s financial statements and accounting practices. The Audit Committee can do no more than rely upon information it receives, questions and assesses in fulfilling its functions.

B.     Composition

     The Committee shall be comprised of members who shall satisfy the requirements of the National Association of Securities Dealers for companies listed on the Nasdaq National Market. Committee members and the Committee Chairman shall be designated by the full Board of Directors upon the recommendation of the Chairman of the Board.

C.     Functions

     The Committee’s oversight functions may be divided into the following general categories: (1) assessing internal controls system established by management, (2) overseeing financial reporting and (3) evaluating internal and independent audit processes. The Committee shall:

1.	Internal Controls Processes

a.	Assist the Board of Directors of the Company in fulfilling its oversight functions with respect to the quality, integrity and annual independent audit of the Company’s annual financial statements.

b.	Review periodically the Company’s Code of Conduct and the Company’s program to monitor compliance with that Code of Conduct.

c.	Review this Charter at least annually or as conditions dictate.

d.	Perform such other functions as assigned by law, the Company’s certificate of incorporation or bylaws, or the Board of Directors.

2.	Reporting Processes

a.	Review with management, the internal auditing staff and the Auditors the Company’s annual financial statements to be included in the Company’s annual report on Form 10-K.

b.	Review the interim financial statements with management, the internal auditing staff and the Auditors. The Chairman of the Committee may represent the entire Committee for the purposes of this review.

c.	Based upon discussions with, and reliance upon, management and the Auditors, cause to be prepared a report for inclusion in the Company’s proxy statement, which report will satisfy the requirements of Item 7(e)(3) of Schedule 14A under the Securities Exchange Act of 1934. In addition, the Committee will provide any other audit committee-related disclosure, in filings with the Securities and Exchange Commission or otherwise required by applicable securities laws, rules and regulations or by the rules of any securities exchange or market on which securities of the Company are listed or quoted.

d.	Discuss with the Auditors their judgments about the quality, not just the acceptability, of the Company’s accounting principles and financial disclosure practices used or proposed and the appropriateness of significant management judgments.

3.	Internal and Independent Audit Process

a.	Recommend to the Board of Directors the selection of the Auditors, considering, among other things, independence and effectiveness. The Committee shall also be responsible for recommending to the full Board of Directors the fees and other compensation to be paid to the Auditors.The Committee shall review and discuss with the Auditors all significant relationships the Auditors have with the Company to determine the Auditors’ independence. The Committee shall receive from the Auditors a formal written statement delineating all relationships affecting objectivity and independence between the Auditors and the Company.

b.	Review the performance of the Auditors and the internal auditing staff, and recommend to the Board any proposed discharge of the Auditors when circumstances warrant.

c.	Review any significant disagreements between management, the internal auditing staff and the Auditors in connection with the preparation of the Company’s financial statements.

d.	Review with the Auditors, management and the internal auditing staff the extent to which changes or improvements in financial or accounting practices, as approved by the Committee, have been implemented.

e.	Provide an open avenue of communication among the Auditors, the internal auditing staff, management and the Board of Directors.

D.     Meetings

     The Committee shall hold such regular meetings as may be necessary and such special meetings as may be called by the Chairman of the Committee or at the request of the Auditors or the internal auditing staff or management. Members of senior management, the Auditors or others may attend meetings of the Committee at the invitation of the Committee and shall provide pertinent information as necessary. The Committee shall meet with the Auditors, the internal auditing staff and management in separate executive sessions as needed to discuss any matters that the Committee or these groups believe should be discussed privately with the Committee.

     The Chairman of the Committee shall set the agenda of each meeting and arrange for the distribution of the agenda, together with supporting material, to the Committee members prior to each meeting. The Chairman will also cause to be prepared and circulated to the Committee Members Minutes of each meeting.

E.     Communication with the Board of Directors

     The Committee shall, after each meeting, report its activities, findings and conclusions to the full Board of Directors, including providing copies of the Minutes to the full Board.

October 2000

Exhibit B

ZEBRA TECHNOLOGIES CORPORATION 2001 STOCK PURCHASE PLAN (Adopted effective July 1, 2001)

TABLE OF CONTENTS

ARTICLE I

ESTABLISHMENT AND PURPOSE - 1 -
1.1	Purpose - 1 -

ARTICLE II

DEFINITIONS - 1 -
2.1	“Account - 1 -
2.2	“Agreement - 1 -
2.3	“Board of Directors - 1 -
2.4	“Class A Common Stock - 2 -
2.5	“Code” or “Internal Revenue Code - 2 -
2.6	“Committee - 2 -
2.7	“Company - 2 -
2.8	“Continuous Service - 2 -
2.9	“Contribution Rate - 2 -
2.10	“Disability - 2 -
2.11	“Eligible Employee - 2 -
2.12	“ERISA - 3 -
2.13	“Exercise Date - 3 -
2.14	“Exchange Act - 3 -
2.15	“Fair Market Value - 3 -
2.16	“Grant Date - 3 -
2.17	“Option - 3 -
2.18	“Option Period - 3 -
2.19	“Option Price - 3 -
2.20	“Participant - 4 -
2.21	“Plan - 4 -
2.22	“Plan Year - 4 -
2.23	“Representative - 4 -
2.24	“Retirement - 4 -
2.25	“Securities Act - 4 -
2.26	“Subsidiary - 4 -
2.27	“Termination of Employment - 4 -

ARTICLE III

ADMINISTRATION - 5 -
3.1	Committee Structure and Authority - 5 -

ARTICLE IV

STOCK PROVISIONS - 7 -
4.1	Number of Shares Subject to the Plan - 7 -
4.2	Release of Shares - 7 -
4.3	Restrictions on Shares - 7 -
4.4	Stockholder Rights - 7 -
4.5	Stock Valuation - 8 -
4.6	Custodian - 8 -

ARTICLE V

ELIGIBILITY; OPTION PROVISIONS - 9 -
5.1	Eligibility - 9 -
5.2	Grant of Options - 9 -
5.3	Option Period - 9 -
5.4	Option Price - 9 -
5.5	Contribution Rate - 10 -
5.6	Purchase of Shares - 10 -
5.7	Cancellation of Options - 11 -
5.8	Terminated Employees - 11 -
5.9	Deceased Employees - 11 -
5.10	Disabled or Retired Employees - 11 -
5.11	Limitations - 11 -
5.12	Nonassignability - 12 -

ARTICLE VI

GENERAL PROVISIONS APPLICABLE TO THE PLAN - 12 -
6.1	Termination of Plan - 12 -
6.2	Investment Representation - 12 -
6.3	Effect of Certain Changes - 13 -
6.4	Withholding - 16 -
6.5	No Company Obligation - 16 -
6.6	Committee Discretion - 16 -

ARTICLE VII

MISCELLANEOUS - 16 -
7.1	Indemnification of the Board and Committee - 16 -
7.2	Mitigation of Excise Tax - 17 -
7.3	Interpretation - 17 -
7.4	Governing Law - 17 -
7.5	Limitations on Liability - 17 -
7.6	Validity - 18 -
7.7	Assignment - 18 -
7.8	Captions - 18 -
7.9	Amendments - 18 -
7.10	Entire Agreement - 18 -
7.11	Rights with Respect to Continuance of Employment - 18 -
7.12	Options for Shares in Substitution for Stock Options Granted by Other Corporations - 18 -
7.13	Procedure for Adoption - 19 -
7.14	Procedure for Withdrawal - 19 -
7.15	Expenses - 19 -

ZEBRA TECHNOLOGIES CORPORATION
2001 STOCK PURCHASE PLAN
(Adopted effective July 1, 2001)

ARTICLE I
ESTABLISHMENT AND PURPOSE

     1.1 Purpose. The Zebra Technologies Corporation 2001 Employee Stock Purchase Plan (the “Plan”) is hereby established by Zebra Technologies Corporation, effective July 1, 2001. The adoption of the Plan is expressly conditioned upon the approval of the Plan by the security holders of Zebra Technologies Corporation. The purpose of the Plan is to promote the overall financial objectives of the Company and its stockholders by motivating participants in the Plan to achieve long-term growth in stockholders’ equity in the Company. The Plan is intended as an “employee stock purchase plan” within the meaning of Section 423 of the Code, and Options granted hereunder are intended to constitute options granted under such a plan, and the Plan document and all actions taken in connection with the Plan shall be constructed consistently with such intent.

ARTICLE II
DEFINITIONS

     The following sections of this Article II provide basic definitions of terms used throughout the Plan, and whenever used therein in the capitalized form, except as otherwise expressly provided, the terms shall be deemed to have the following meanings:

     2.1 “Account” shall mean the bookkeeping account established on behalf of a Participant to which shall be credited all contributions paid for the purpose of purchasing Class A Common Stock under the Plan, and to which shall be charged all purchases of Class A Common Stock pursuant to the Plan. The Company shall have custody of such Account.

     2.2 “Agreement” or “Option Agreement” means, individually or collectively, any enrollment and withholding agreement entered into pursuant to the Plan. An Agreement shall be the right of the Company to withhold from payroll amounts to be applied to purchase Class A Common Stock.

     2.3 “Board of Directors”or “Board”means the Board of Directors of the Company.

     2.4 “Class A Common Stock” means the shares of the Class A Common Stock of the Company, $0.01 par value per share, whether presently or hereafter issued, and any other stock or security resulting from adjustment thereof as described in Section 6.3.

     2.5 “Code” or “Internal Revenue Code” means the Internal Revenue Code of 1986, as amended, and any subsequent Internal Revenue Code. If there is a subsequent Internal Revenue Code, any references herein to Internal Revenue Code sections shall be deemed to refer to comparable sections of any subsequent Internal Revenue Code.

     2.6 “Committee” means the person or persons appointed by the Board of Directors to administer the Plan, as further described in the Plan.

     2.7 “Company” means Zebra Technologies Corporation and includes any successor or assignee corporation or corporations into which the Company may be merged, changed or consolidated; any corporation for whose securities the securities of the Company shall be exchanged; and any assignee of or successor to substantially all of the assets of the Company.

     2.8 “Continuous Service” shall mean, subject to modification by the Committee, an Eligible Employee’s number of full years and completed months of continuous employment with the Company or a Subsidiary from his last hiring date to his date of Termination of Employment for any reason. The Committee may provide rules from time to time regarding the calculation of Continuous Service and the method for crediting such service.

     2.9 “Contribution Rate” means the rate determined under Section 5.5

     2.10 “Disability” means a mental or physical illness that entitles the Participant to receive benefits under the long-term disability plan of the Company or a Subsidiary, or if the Participant is not covered by such plan, a mental or physical illness that renders a Participant permanently and totally incapable of performing his duties as an employee of the Company or a Subsidiary. Notwithstanding the foregoing, a Disability shall not qualify under this Plan if it is the result of (a) a willfully self-inflicted injury or willfully self-induced sickness; or (b) an injury or disease contracted, suffered, or incurred, while participating in a criminal offense. The determination of Disability shall be made by the Committee. The determination of Disability for purposes of this Plan shall not be construed to be an admission of disability for any other purpose.

     2.11 “Eligible Employee” means each employee of the Company or a Subsidiary (if the Subsidiary has adopted the Plan) on a Grant Date except that the Committee in its sole discretion may exclude:

     (a) any employee who has accrued less than a minimum period of Continuous Service established by the Committee (but not to exceed two (2) years).

     (b) any employee whose customary employment is twenty (20) hours or less per week;

     (c) any employee whose customary employment is for not more than five (5) months in any calendar year;

     (d) any employee who would directly or indirectly own or hold (applying the rules of Section 424(d) of the Code to determine stock ownership) immediately following the grant of an Option hereunder an aggregate of five percent (5%) or more of the total combined voting power or value of all outstanding shares of all classes of stock of the Company or any Subsidiary; and

     (e) any employee who is a highly compensated employee of the Company or Subsidiary within the meaning of Section 414(q) of the Code.

     Any period of service described in the preceding sentence may be decreased in the discretion of the Committee.

     2.12 “ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and the rules and regulations promulgated thereunder.

     2.13 “Exercise Date” means such one or more dates determined by the Committee on which the accumulated value of the Account shall be applied to purchase Class A Common Stock. The Committee may accelerate an Exercise Date in order to satisfy the employment period requirement of Section 423(a)(2).

     2.14 “Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

     2.15 “Fair Market Value” means the value determined on the basis of the good faith determination of the Committee pursuant to the applicable method described in Section 4.5 and as adjusted, averaged or otherwise modified by the Committee.

     2.16 “Grant Date” means the date or dates established by the Committee on which one or more Options are granted pursuant to the Plan. The Committee may determine for any Plan Year that there shall be no Grant Date, in which case no Options shall be granted for that Plan Year. The terms and conditions of any Option granted on a particular Grant Date shall be independent of and have no effect on the terms and conditions of any Option granted on another Grant Date.

     2.17 “Option”means the right to purchase Class A Common Stock pursuant to the Plan and any Agreement.

     2.18 “Option Period” means the period beginning on the Grant Date and expiring on the Exercise Date as determined by the Committee, subject to the limitations of Section 5.3.

     2.19 “Option Price” means the price at which the Company’s Class A Common Stock granted as of a specific Grant Date may be purchased under an Option. The price shall be subject to the limitation set forth in Section 5.4.

     2.20 “Participant” means an Eligible Employee who satisfies the eligibility conditions of the Plan and to whom an Option has been granted by the Committee under the Plan, and in the event a Representative is appointed for a Participant, then the term “Participant” shall mean such appointed Representative, or successor Representative(s) appointed, as the case may be, provided that “Termination of Employment” shall mean the Termination of Employment of the Participant.

     2.21 “Plan” means the Zebra Technologies Corporation 2001 Stock Purchase Plan, as herein set forth and as may be amended from time to time.

     2.22 “Plan Year” means each calendar year beginning with the calendar year 2001. The Committee may at any time in its discretion designate another period as the Plan Year.

     2.23 “Representative” means (a) the person or entity acting as the executor or administrator of a Participant’s estate pursuant to the last will and testament of a Participant or pursuant to the laws of the jurisdiction in which the Participant had his primary residence at the date of the Participant’s death; (b) the person or entity acting as the guardian or temporary guardian of a Participant’s estate; or (c) the person or entity which is the beneficiary of the Participant upon or following the Participant’s death. A Participant may file a written designation of his Representative with the Committee. Such designation of his Representative may be changed by the Participant at any time by written notice given in accordance with rules and procedures established by the Committee.

     2.24 “Retirement” means the Participant’s Termination of Employment after attaining either the normal retirement age or the early retirement age as defined in the principal (as determined by the Committee) tax-qualified plan of the Company or a Subsidiary, if the Participant is covered by such plan, and if the Participant is not covered by such a plan, then age 65, or age 55 with the accrual of 10 years of service.

     2.25 “Securities Act” shall mean the Securities Act of 1933, as amended, and the rules and regulations promulgated pursuant thereto.

     2.26 “Subsidiary” means any company, as currently defined in Section 424(f) of the Code. Unless otherwise indicated the term “Company” shall hereinafter be deemed to include all Subsidiaries of the Company which have adopted the Plan.

     2.27 “Termination of Employment” means the latest date on which a person ceases, for whatever reason, to be an employee of the Company. For determining whether and when a Participant has incurred a Termination of Employment for cause, “cause” shall mean any act or omission which permits the Company to terminate the employment agreement or arrangement between the Participant and the Company for cause as defined in such agreement or arrangement, or in the event there is no such employment agreement or arrangement or the agreement or arrangement does not define the term “cause,” then “cause” shall mean (a) any act or omission which the Company believes is of a criminal nature, and the result of which the Company believes is detrimental to the interests of the Company; (b) the material breach of a fiduciary duty owing to the Company, including without limitation, fraud and embezzlement; or (c) conduct or the omission of conduct on the part of the Participant which constitutes a material breach of any statutory or common-law duty of loyalty to the Company.

ARTICLE III
ADMINISTRATION

     3.1 Committee Structure and Authority. The Plan shall be administered by the Committee. The Committee shall be comprised of two or more disinterested members of the Board of Directors selected by the Board. A majority of the Committee shall constitute a quorum at any meeting thereof (including telephone conference) and the acts of a majority of the members present, or acts unanimously approved in writing by the entire Committee without a meeting, shall be the acts of the Committee. A person shall be considered for this purpose only if, at the time he exercises discretion in administering the Plan, he is a “disinterested person” within the meaning of Rule 16b-3 under The Exchange Act. The Board shall have the authority to remove, replace or fill any vacancy of any member of the Committee upon notice to the Committee and the affected member. Any member of the Committee may resign upon notice to the President of the Company or to the Board. The Committee may allocate among one or more of its members, or may delegate to one or more of its agents, such duties and responsibilities as it determines. Subject to the provisions of this Plan, the Committee shall have full and final authority in its discretion to:

(a) determine from time to time whether a person is an Eligible Employee as of any Grant Date;

(b) determine the Option Price;

(c) determine the number of shares of Class A Common Stock available as of any Grant Date or subject to each Option;

(d) determine any Grant Date, Exercise Date and Option Period, and provide for all aspects of payroll deduction, suspension or withdrawal;

(e) determine, subject to the Plan, the time or times and the manner when each Option shall be exercisable and the duration of the Option Period;

(f) provide for the acceleration of the right to exercise an Option (or portion thereof);

(g) prescribe additional terms, conditions and restrictions in the Agreement and to provide for the forms of Agreement to be utilized in connection with this Plan;

(h) determine whether a Participant has incurred a Disability;

(i) determine what securities laws requirements are applicable to the Plan, Options, and the issuance of shares of Class A Common Stock hereunder and request of a Participant that appropriate action be taken;

(j) cancel, with the consent of the holder or as otherwise provided in the Plan or an Agreement, outstanding Options;

(k) require as a condition of the exercise of an Option or the issuance or transfer of a certificate of Class A Common Stock, the withholding from a Participant of the amount of any federal, state or local taxes as may be necessary in order for the Company or Subsidiary to obtain a deduction and as may be otherwise required by law;

(l) determine whether and for what reason an individual has incurred a Termination of Employment or an authorized leave of absence;

(m) treat all or any portion of any period during which a Participant is on an approved leave of absence as a period of employment for purposes of accrual of his rights under an Option;

(n) determine whether the Company or any other person has a right or obligation to purchase Class A Common Stock from a Participant and, if so, the terms and conditions on which such Class A Common Stock is to be purchased;

(o) determine the restrictions or limitations on the transfer of Class A Common Stock;

(p) determine whether an Option is to be adjusted, modified or purchased, or become fully exercisable, under Section 6.3 of the Plan or the terms of an Agreement;

(q) adopt, amend and rescind such rules and regulations as, in its opinion, may be advisable in the administration of this Plan;

(r) appoint and compensate agents, counsel, auditors or other specialists to aid it in the discharge of its duties;

(s) correct any defect or supply any omission or reconcile any inconsistency in the Plan or in any Agreement relating to an Option, in such manner and to the extent the Committee shall determine in order to carry out the purposes of the Plan; and

(t) construe and interpret this Plan, any Agreement, and take all other actions, and make all other determinations and take all other actions deemed necessary or advisable for the administration of this Plan.

     In the absence of the appointment of a Committee, the two or more members of the Board who have served the longest period of time as members of the Board and who are disinterested persons within the meaning of Rule 16b-3 of the Exchange Act shall be the Committee. A member of the Committee shall not exercise any discretion respecting himself under the Plan.

ARTICLE IV
STOCK PROVISIONS

     4.1 Number of Shares Subject to the Plan. The stock subject to the Options granted under this Plan shall be the Company’s Class A Common Stock. Unless otherwise amended by the Board and approved by the stockholders of the Company to the extent required by law, a maximum number of 500,000 shares of Class A Common Stock of the Company (or such number as may result following any adjustment pursuant to Section 6.3) shall be reserved and available for Options granted under the Plan. The shares issued with respect to Options under the Plan may be authorized and unissued shares, or shares issued and reacquired by the Company.

     4.2 Release of Shares. If any shares of Class A Common Stock available for subscription are unsubscribed, or if any Option granted hereunder shall be cancelled, forfeited, expire or terminate for any reason without having been exercised or realized in full, any shares of Class A Common Stock subject to subscription or subject to such Option shall again be available and may thereafter be granted or otherwise applied under this Plan.

     4.3 Restrictions on Shares. Shares of Class A Common Stock issued upon exercise of an Option shall be subject to the terms and conditions specified herein and to such other terms, conditions and restrictions as the Committee in its discretion may determine or provide in the Agreement. The Company shall not be required to issue or deliver any certificates for shares of Class A Common Stock prior to (1) the listing of such shares on any stock exchange (or other public market) on which the Class A Common Stock may then be listed (or regularly traded), (2) the completion of any registration or qualification of such shares under federal or state law, or any ruling or regulation of any governmental body which the Committee, in its sole discretion, determines to be necessary or advisable, and (3) the tendering to the Company of such documents and/or payments as the Committee may deem necessary, including documents the Committee deems necessary to satisfy any applicable withholding obligation in order for the Company or another entity to obtain a deduction on its federal, state or local tax return with respect to the exercise of an Option. The Company may cause any certificate for any share of Class A Common Stock to be delivered to be properly marked with a legend or other notation reflecting the limitations on transfer of such Class A Common Stock as provided in this Plan or as the Committee may otherwise require. The Company has no obligation to register shares of Class A Common Stock issued pursuant to the Plan. Fractional shares shall not be delivered, but shall be rounded to the next lower whole number of shares.

     4.4 Stockholder Rights. No person shall have any rights of a stockholder as to shares of Class A Common Stock subject to an Option until, after proper exercise of the Option or other action required, such shares shall have been recorded on the Company’s official stockholder records as having been issued or transferred. No adjustment shall be made for cash dividends or other rights for which the record date is prior to the date such shares are recorded as issued or transferred in the Company’s official stockholder records, except as provided in Section 6.3.

     4.5 Stock Valuation. If and when the value of Class A Common Stock shall be required to be determined, it shall be determined in accordance with the following provisions by the Committee, as applicable:

(a) if the Class A Common Stock is listed on a national securities exchange or quoted on the Nasdaq National Market (“Nasdaq”), the closing price of the Class A Common Stock on the relevant date, as reported on the composite tape or by Nasdaq or the most recent preceding day for which such quotations are reported, as the case may be;

(b) if the Class A Common Stock is not listed on a national securities exchange or quoted on Nasdaq, but is publicly traded in the over-the-counter market, the average of the closing bid and asked prices for the Class A Common Stock on the relevant date, or the most recent preceding day for which such quotations are reported; and

(c) if, on the relevant date, the Class A Common Stock is not publicly traded or reported as described in (i) or (ii), on the basis of the good faith determination of the Committee.

     4.6 Custodian. Shares of Class A Common Stock purchased pursuant to the Plan may be delivered to and held in the custody of such investment or financial firm as shall be appointed by the Committee. The custodian may hold in nominee or street name certificates for shares purchased pursuant to the Plan, and may commingle shares in its custody pursuant to the Plan in a single account without identification as to individual Participants. By appropriate instructions to the custodian on forms to be provided for the purpose, a Participant may from time to time obtain (a) transfer into the Participant’s own name or into the name of the Participant and another individual as joint tenants with the right of survivorship of all or part of the whole shares held by the custodian for the Participant’s account and delivery of such shares to the Participant; (b) transfer of all or part of the whole shares held for the Participant’s account by the custodian to a regular individual brokerage account in the Participant’s own name or in the name of the Participant and another individual as joint tenants with the right of survivorship, either with the firm then acting as custodian or with another firm, or (c) sale of all or part of the whole shares held by the custodian for the Participant’s account at the market price at the time the order is executed and remittance of the net proceeds of the sale to the Participant. Upon termination of participation in the Plan, and upon receipt of instructions from the Participant, the shares held by the custodian for the account of the Participant will be transferred and delivered to the Participant in accordance with (a) above, transferred to a brokerage account in accordance with (b), or sold in accordance with (c), above.

ARTICLE V
ELIGIBILITY; OPTION PROVISIONS

     5.1 Eligibility. Except as herein provided, the persons who shall be eligible to participate in the Plan as of any Grant Date shall be those persons (and only those persons) who are Eligible Employees of the Company (including a Subsidiary that has adopted the Plan) on a Grant Date.

     5.2 Grant of Options. The Committee shall have authority to grant Options under the Plan at any time or from time to time to all Eligible Employees as of a Grant Date. (To the extent an Option is granted to any Eligible Employee of an entity on a relevant date, all Eligible Employees of the entity shall be granted an Option to the extent required by law.) An Option shall entitle the Participant to receive shares of Class A Common Stock at the conclusion of the Option Period, subject to the Participant’s satisfaction in full of any conditions, restrictions or limitations imposed in accordance with the Plan or an Agreement, including without limitation, payment of the Option Price. Each Option granted under this Plan shall be evidenced by an Agreement, in a form approved by the Committee, which shall embody the terms and conditions of such Option and which shall be subject to the express terms and conditions set forth in this Plan and to such other terms and conditions as the Committee may deem appropriate. The grant and exercise of Options hereunder shall be subject to all applicable federal, state and local laws, rules and regulations and to such approvals by any governmental or regulatory agency as may be required. As of any Grant Date, each Eligible Employee shall be granted Options with the same rights and privileges as any other Eligible Employee on that Grant Date, except the amount of the Class A Common Stock which may be purchased by any Participant under any Option may bear a uniform relationship to the total compensation, or the basic or regular rate of compensation, (as determined by the Committee) of all Eligible Employees on that Grant Date, and the Option may establish a maximum amount of Class A Common Stock which may be purchased.

     5.3 Option Period. Each Agreement shall specify the period for which the Option thereunder is granted, which shall be determined by the Committee. In no event shall the Option Period extend beyond the period permitted under Section 423(b)(7) of the Code.

     5.4 Option Price. Subject to the limits stated herein, the Option Price per share at which shares of Class A Common Stock may be acquired upon exercise of an Option shall be determined by the Committee. Unless otherwise specified by the Committee, with respect to any Exercise Date, the Option Price shall not be less than the lesser of eighty-five percent (85%) of the Fair Market Value of a share of Class A Common Stock (averaged over such period as the Committee may determine and as permitted by law) on the applicable Grant Date and eighty-five percent (85%) of the Fair Market Value of a share of Class A Common Stock (averaged over such period as the Committee may determine and as permitted by law) on the applicable Exercise Date. The Committee reserves the right to increase the Option Price by the value of any accretion to the amounts credited to an Account if the Participant is credited with such accretion regardless of the method of accounting for such accretion.

     5.5 Contribution Rate. If an Eligible Employee elects to participate, the Participant shall file an Agreement with the Committee within the time period designated by the Committee. The Committee may provide that the Agreement shall specify either a percentage of the Participant’s compensation (as defined by the Committee) or a dollar amount determined by the Participant to be deducted each pay period, or the Committee may permit only a specified percentage or a specified amount. Such amount shall be credited to the Account and shall be the Participant’s Contribution Rate. Such deductions shall begin as of the first regularly scheduled payroll date on or after the later of the Grant Date and the date specified by the Committee. The Committee may establish minimum and maximum percentages or amounts to be contributed and a date by when such Agreement must be filed with the Committee. Notwithstanding the foregoing, in no event may more than $25,000 be deducted from the Participant’s compensation (as defined by the Committee) for each Option Period (without exceeding $25,000 per year pursuant to Section 423(b)(8) of the Code) and the maximum number of shares which can be purchased by a Participant during the Option Period shall not exceed such amount divided by eighty-five percent (85%) of the Fair Market Value of a share of Class A Common Stock on the applicable Grant Date (as determined under Section 5.4). Such contributions will be held in the general funds of the Company, and no interest shall accrue on any amounts held under this Plan, unless expressly determined by the Committee. If payroll deductions are made by a Subsidiary, that corporation will promptly remit the amount of the deduction to the Company. A Participant’s Contribution Rate, once established, shall remain in effect during the Option Period with respect to which it is established and all subsequent Option Periods unless and until (a) the Participant changes such Participant’s Contribution Rate in such manner and within such time period preceding any applicable Option Period as designated by the Committee, or (b) contributions are fully discontinued in order to comply with Section 401(k) of the Code or for such other reasons as the Committee in its sole discretion may determine, or if the Participant shall request discontinuance. If a Participant requests to totally discontinue payroll deductions, the Participant may do so by providing written notice to the Committee. There shall be paid to the Participant the value of the Participant’s Account as soon as administratively possible and the Participant shall not receive any shares as of the Exercise Date.

     5.6 Purchase of Shares. Subject to Sections 5.7, 5.8, 5.9, 5.10 and 5.11 on each Exercise Date, a Participant who has previously executed an Agreement with respect to a specific Grant Date and made one or more payments described in Section 5.5 shall be deemed to have exercised the Option to the extent of the value of the Account, subject to the $25,000 limit set forth in Section 5.5 with respect to the Option being exercised, and shall be deemed to have purchased such number of full shares of Class A Common Stock as equals the value of the Account, subject to the limits of Sections 423(b)(3) and 423(b)(8) of the Code and the number of shares available as of the Exercise Date and proportionably allocable to other Participants for that Grant Date. The number of shares of Class A Common Stock to be purchased as of any Exercise Date shall be determined by dividing the Option Price per share of the Class A Common Stock into the Account value and the value of the shares so purchased shall be charged to the Account. Any value remaining in an Account of the Participant shall be maintained in such Participant’s Account and applied to purchase Class A Common Stock in connection with subsequent Options to the extent it represents a fractional share of Class A Common Stock, and shall otherwise be returned to the Participant and not applied to purchase Class A Common Stock. Certificates of Class A Common Stock purchased hereunder may be held by the custodian as provided in Section 4.6. The Committee may amend the Plan or any Agreement or provide in operation for Participants to dispose of shares of Class A Common Stock received upon the Exercise Date on or immediately thereafter (which time may include any period during which the Option is held) to the extent such change would not result in liability under Section 16 of the Exchange Act. If the total number of shares to be purchased as of any Exercise Date by all Participants exceeds the number of shares authorized under this Plan or made available by the Committee as to any Exercise Date, a pro rata allocation of the available shares will be made among all Participants authorizing such payroll deductions based on the amount of their respective payroll deductions through the Exercise Date.

     5.7 Cancellation of Options. Except as otherwise provided in an Agreement, an Option shall cease to be exercisable and shall be cancelled on or after the expiration of the Option Period.

     5.8 Terminated Employees. Except as otherwise provided by the Committee or in an Agreement, any Participant who incurs a Termination of Employment for any reason, except death, Disability or Retirement, during the Option Period shall cease to be a Participant, the Option shall be null and void on the date of the Termination of Employment without notice to the Participant and the balance of the Account of the Participant shall be distributed to him as soon as administratively possible.

     5.9 Deceased Employees. If a Participant shall die during an Option Period while an Eligible Employee, no further contributions by deduction from regularly scheduled payments on behalf of the deceased Participant shall be made, except that the Representative may make a single sum payment with respect to the Option at any time on or before the Exercise Date equal to the amount the Participant would have contributed as determined by the Committee for the payroll periods remaining to the Exercise Date. The Representative may at any time prior to the Exercise Date request a distribution of the Account. If the Representative does not request a distribution, the balance accumulated in the deceased Participant’s Account shall be used to purchase shares of the Class A Common Stock on the previously mentioned Exercise Date.

     5.10 Disabled or Retired Employees. If a Participant incurs a Termination of Employment due to Disability, or if a Participant incurs a Termination of Employment due to Retirement, during an Option Period, no further contributions by deduction from regularly scheduled payments on behalf of the disabled or retired Participant shall be made, except that the Participant may make a single sum payment with respect to the Option at any time on or before the Exercise Date equal to the amount the Participant would have contributed as determined by the Committee for the payroll periods remaining to the Exercise Date. The Participant may at any time prior to the Exercise Date request a distribution of the Account. If the Participant does not request a distribution of the Account, the balance accumulated in the disabled or retired Participant’s Account shall be used to purchase shares of the Class A Common Stock on the previously mentioned Exercise Date.

     5.11 Limitations. Notwithstanding any other provision of this Plan, in no event may a Participant (i) purchase under the Plan during a calendar year Class A Common Stock having a fair market value (determined at Grant Date) of more than $25,000 or (ii) receive any rights to purchase stock hereunder if he or she beneficially owns, immediately after such receipt, five percent (5%) or more of the total voting power or value of all classes of stock of the Company.

     5.12 Nonassignability. Neither the Option nor the Account shall be assigned, transferred (except as herein provided), pledged, or hypothecated in any way (whether by operation of law or otherwise), other than by will or the laws of descent and distribution. Except as provided herein, the Option is exercisable during a Participant’s lifetime only by the Participant or the appointed guardian or legal representative of the Participant, and neither the Option nor the Account shall be subject to execution, attachment, or similar process. Any attempted assignment, transfer, pledge, hypothecation, or other disposition contrary to the provisions hereof, and the levy of any attachment or similar process upon the Option or the Account shall be null and void and without effect. The Company shall have the right to terminate the Option or the Account in the event of any such assignment, transfer, pledge, hypothecation, other disposition of the Option or the Account, or levy of attachment or similar process, by notice to that effect to the person then entitled to exercise the Option; provided, however, that termination of the Option hereunder shall not prejudice any rights or remedies which the Company may have under an Agreement or otherwise.

ARTICLE VI
GENERAL PROVISIONS APPLICABLE TO THE PLAN

     6.1 Termination of Plan. To the extent required by law, this Plan shall terminate on the last day of the ten (10) year period commencing with the effective date or at such earlier time as the Board may determine, and no Options shall be granted under the Plan after that date. Any Options outstanding under the Plan at the time of its termination shall remain in effect until they shall have been exercised, expired or otherwise cancelled, settled or terminated as provided herein or in an Agreement, and such outstanding Options shall not be affected by such termination of the Plan. The provisions of the Plan in respect to the full and final authority of the Committee under the Plan, other than the authority to grant Options, and in respect of a Participant’s obligations respecting shares of Class A Common Stock received pursuant to the exercise of an Option shall continue notwithstanding the termination of the Plan.

     6.2 Investment Representation. In the event the disposition of Class A Common Stock acquired upon the exercise of any Option is not covered by a then current registration statement under the Securities Act and is not otherwise exempt from such registration, the Class A Common Stock so acquired shall be restricted against transfer to the extent required by the Securities Act or regulations thereunder, and each Agreement shall contain a requirement that, upon demand by the Company for such representation, the individual exercising an Option shall state in writing, as a condition precedent to each exercise of the Option, in whole or in part, that the Class A Common Stock acquired by such exercise is acquired for investment purposes only and not for resale or with a view to distribution. The Committee may set forth in an Agreement such other terms and conditions relating to the registration or qualification of the Class A Common Stock under federal or state securities laws as it desires, including, in its discretion, the imposition of an obligation on the Company to cause the Class A Common Stock issued to a Participant to be registered under the Securities Act.

     6.3 Effect of Certain Changes.

(a) Anti-Dilution. In the event of any Company stock dividend, stock split, combination or exchange of shares, recapitalization or other change in the capital structure of the Company, corporate separation or division of the Company (including, but not limited to, a split-up, spin-off, split-off or distribution to Company stockholders other than a normal cash dividend), sale by the Company of all or a substantial portion of its assets (as measured on either a stand-alone or consolidated basis), reorganization, rights offering, partial or complete liquidation, or any other corporate transaction or event involving the Company and having an effect similar to any of the foregoing, then the Committee may adjust or substitute, as the case may be, the number of shares of Class A Common Stock available for Options under the Plan, the number of shares of Class A Common Stock covered by outstanding Options, the exercise price per share of outstanding Options, and any other characteristics or terms of the Options as the Committee shall deem necessary or appropriate to reflect equitably the effects of such changes to the Participants; provided, however, that any fractional shares resulting from such adjustment shall be eliminated by rounding to the next lower whole number of shares with appropriate payment for such fractional share as shall reasonably be determined by the Committee.

(b) Change in Control. If there is a Change in Control of the Company (as defined herein) or the Committee reasonably anticipates a Change in Control is likely to occur then (1) the Committee may cause each Option to be immediately exercisable; (2) the Committee may provide that any Option exercisable on the date of any such Change in Control may be purchased by the Company in an amount equal to the excess, if any, of the aggregate fair market value per share of Class A Common Stock subject to the Option (or portion thereof) over the aggregate Option Price of the shares subject to the Option (or portion thereof) which the Committee determines to purchase; or (3) the Company may provide for any combination of (1) and (2) above. For purposes of this Section 6.3(b), the aggregate fair market value per share of Class A Common Stock subject to the Option that the Committee determines to purchase shall be determined by the Committee by reference to the cash or fair market value, determined by the Committee, of the securities, property or other consideration receivable pursuant to the Change in Control described in this Section 6.3(b). The aggregate Option Price of the Class A Common Stock shall be determined by multiplying the number of such shares by the Option Price. In the event of a Change in Control described in Section 6(c)(iii), and if the Option is unexercised and the Committee does not exercise its discretion hereunder to purchase the Option, then the Option shall be regarded as the right to receive the securities, property, cash or other consideration receivable by stockholders of the Company immediately prior to the Change in Control described in Section 6(c)(iii). The provisions of this Section 6.3(b) shall be construed consistently with the terms or conditions of any regulation or ruling respecting the status of Options under Section 423 of the Code and the receipt of cash or other consideration coincident with the cancellation of such Options, and in order to provide the Participant the economic benefit of the Option without incurring liability under Section 16(b) of the Exchange Act.

(c) “Change in Control” shall be deemed to have occurred on the first to occur of any of the following events:

(i)	An acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) (a “Person”) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 25% or more of either (1) the then outstanding shares of common stock of the Company (the “Outstanding Company Class A Common Stock”) or (2) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); excluding, however, the following: (1) any acquisition directly from the Company, other than an acquisition by virtue of the exercise of a conversion privilege unless the security being so converted was itself acquired directly from the Company, (2) any acquisition by the Company; (3) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company; or (4) any acquisition by any Person pursuant to a transaction which complies with clauses (1), (2) and (3) of subsection (iii) of this Section 6.3(c); or

(ii)	Within any period of 24 consecutive months, a change in the composition of the Board such that the individuals who, immediately prior to such period, constituted the Board (such Board shall be hereinafter referred to as the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, for purposes of this Section 6.3(c), that any individual who becomes a member of the Board during such period, whose election, or nomination for election by the Company’s stockholders, was approved by a vote of at least a majority of those individuals who are members of the Board and who were also members of the Incumbent Board (or deemed to be such pursuant to this proviso) shall be considered as though such individual were a member of the Incumbent Board; but, provided further, that any such individual whose initial assumption of office occurs as a result of either an actual or threatened election contest (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board shall not be so considered as a member of the Incumbent Board; or

(iii)	The approval by the stockholders of the Company of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company (“Corporate Transaction”); excluding, however, such a Corporate Transaction pursuant to which (1) all or substantially all of the individuals and entities who are the beneficial owners, respectively, of the outstanding Company Class A Common Stock and Outstanding Company Voting Securities immediately prior to such Corporate Transaction will beneficially own, directly or indirectly, more than 75% of, respectively, the outstanding shares of common stock, and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Corporate Transaction (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company’s assets, either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Corporate Transaction, of the outstanding Company Class A Common Stock and Outstanding Company Voting Securities, as the case may be, (2) no Person (other than the Company; any employee benefit plan (or related trust) sponsored or maintained by the Company, by any corporation controlled by the Company, or by such corporation resulting from such Corporate Transaction) will beneficially own, directly or indirectly, more than 25% of, respectively, the outstanding shares of common stock of the corporation resulting from such Corporate Transaction or the combined voting power of the outstanding voting securities of such corporation entitled to vote generally in the election of directors, except to the extent that such ownership existed with respect to the Company prior to the Corporate Transaction, and (3) individuals who were members of the Board immediately prior to the approval by the stockholders of the Corporation of such Corporate Transaction will constitute at least a majority of the members of the board of directors of the corporation resulting from such Corporate Transaction; or

(iv)	The approval by the stockholders of the Company of a complete liquidation or dissolution of the Company, other than to a corporation pursuant to a transaction which would comply with clauses (1), (2) and (3) of subsection (iii) of this Section 6.3(c), assuming for this purpose that such transaction were a Corporate Transaction.

(d) The Committee may, in its discretion, grant to the Participant, in exchange for the surrender and cancellation of the Option, a new Option on such terms and conditions as may be determined by the Committee in accordance with the Plan.

     6.4 Withholding. Notwithstanding any other provision hereof, as a condition of delivery or transfer of shares of Class A Common Stock, the Committee in its sole discretion may require the Participant to pay to the Company, or the Committee may at its election withhold from any wages, salary, or stock to be issued to a Participant pursuant to the exercise of an Option, or other payment due to the Participant, an amount sufficient to satisfy all present or estimated future federal, state and local withholding tax requirements related thereto. The Participant may satisfy any requirement under the Plan or an Agreement with respect to the Company’s federal, state or local tax withholding obligation by requesting that the Committee withhold and not transfer or issue shares of Class A Common Stock with a Fair Market Value equal to such withholding obligation, otherwise issuable or transferable to him pursuant to the exercise of that portion of the Option. An Agreement may provide for shares of Class A Common Stock to be delivered or withheld having a Fair Market Value in excess of the minimum amount required to be withheld, but not in excess of the amount determined by applying the Participant’s maximum marginal tax rate. Any right or election of the Participant under this Section 6.4 shall be subject to the approval of the Committee. The amount of required withholding shall, at the election of the Participant, be at a specified rate not less than the statutory minimum federal and state withholding rate and not greater than the maximum federal, state and local marginal tax rate applicable to the Participant and to the particular option exercise transaction.

     6.5 No Company Obligation. The Company shall have no duty or obligation to affirmatively disclose to a record or beneficial holder of an Option, and such holder shall have no right to be advised of, any material information regarding the Company at any time prior to, upon or in connection with the exercise of an Option.

     6.6 Committee Discretion. The Committee may in its sole discretion include in any Agreement an obligation that the Company purchase a Participant’s shares of Class A Common Stock received upon the exercise of an Option (including the repurchase of any unexercised Options which have not expired), or may obligate a Participant to sell shares of Class A Common Stock to the Company upon such terms and conditions as the Committee may determine and set forth in an Agreement. The provisions of this Article VI shall be construed by the Committee in its sole discretion, and shall be subject to such other terms and conditions as the Committee may from time to time determine.

ARTICLE VII
MISCELLANEOUS

     7.1 Indemnification of the Board and Committee. In addition to such other rights of indemnification as they may have and to the extent permitted by law, the Company shall indemnify, defend and hold harmless the Board, the Committee, the members of the Committee, the officers of the Company, and any agent or representative selected by the Board or Committee (collectively “indemnified party”) against the reasonable expenses, including, without limitation, attorneys’ fees, actually and necessarily incurred in connection with the defense of any action, suit or proceeding, or any threat thereof, or in connection with any appeal therein, to which they or any of them may be a party by reason of any act or omission in connection with the Plan or any Option granted thereunder, and against all amounts paid by them in settlement thereof (provided such settlement is approved by legal counsel selected by the Company) or paid by them in satisfaction of a judgment in any action, suit or proceeding, except in relation to matters as to which it shall be adjudged in such action, suit or proceeding that such indemnified party is liable for gross negligence or gross misconduct in the performance of his duties; provided that within sixty (60) days after institution of any such action, suit or proceeding the indemnified party may in writing elect to defend the same at its sole expense, and if such election is made, the Company shall have no further liability or obligations to the indemnified party under this Section. The provisions of this Section 7.1 shall in no way limit any other obligation or arrangements the Company may have with regard to indemnifying an indemnified party.

     7.2 Mitigation of Excise Tax. If any payment or right accruing to a Participant under this Plan (without the application of this Section 7.2), either alone or together with other payments or rights accruing to the Participant from the Company (“Total Payments”) would constitute a “parachute payment” (as defined in Section 280G of the Code and regulations thereunder), such payment or right shall be reduced to the largest amount or greatest right that will result in no portion of the amount payable or right accruing under the Plan being subject to an excise tax under Section 4999 of the Code or being disallowed as a deduction under Section 280G of the Code. The determination of whether any reduction in the rights or payments under this Plan is to apply shall be made by the Committee in good faith after consultation with the Participant, and such determination shall be conclusive and binding on the Participant. The Participant shall cooperate in good faith with the Committee in making such determination and providing the necessary information for this purpose. The foregoing provisions of this Section 7.2 shall apply with respect to any person only if after reduction for any applicable federal excise tax imposed by Section 4999 of the Code and federal income tax imposed by the Code, the Total Payments accruing to such person would be less than the amount of the Total Payments as reduced, if applicable, under the foregoing provisions of the Plan and after reduction for only federal income taxes.

     7.3 Interpretation. Whenever necessary or appropriate in this Plan and where the context so requires, the singular term and the related pronouns shall include the plural and the masculine and feminine gender.

     7.4 Governing Law. The Plan and any Agreement shall be governed by the laws of the State of Delaware (other than its laws respecting choice of law).

     7.5 Limitations on Liability. No liability whatever shall attach to or be incurred by any past, present or future stockholders, officers or directors, merely as such, of the Company under or by reason of any of the terms, conditions or agreements contained in this Plan, in an Agreement or implied from either thereof, and any and all liabilities of, and any and all rights and claims against the Company, or any shareholder, officer or director, merely as such, whether arising at common law or in equity or created by statute or constitution or otherwise, pertaining to this Plan or to an Agreement, are hereby expressly waived and released by every Participant as a part of the consideration for any benefits provided by the Company under this Plan. A person who shall claim a right or benefit under this Plan shall be entitled only to claim against the Company for such benefit.

     7.6 Validity. If any provision of this Plan shall for any reason be held to be invalid or unenforceable, such invalidity or unenforceability shall not affect any other provision hereof, and this Plan shall be construed as if such invalid or unenforceable provision were omitted.

     7.7 Assignment. This Plan shall inure to the benefit of and be binding upon the parties hereof and their respective successors and permitted assigns.

     7.8 Captions. The captions and headings to this Plan are for convenience of reference only and in no way define, limit or describe the scope or the intent of this Plan or any part hereof, nor in any way affect this Plan or any part hereof.

     7.9 Amendments. The Board of Directors may at any time amend, waive, discharge or terminate the Plan even with prejudice to a Participant. In addition, the Board may create and adopt supplements to this Plan in order to allow foreign Participants, provided such supplement does not cause the Plan to fail to be a plan as described in Section 423 of the Code. The Board or the Committee may amend, waive, discharge, terminate, modify, extend, replace or renew an outstanding Option Agreement, even with prejudice to a Participant, provided such a change does not cause the Plan to fail to be a plan as described in Section 423 of the Code.

     7.10 Entire Agreement. This Plan and the Agreement constitute the entire agreement with respect to the subject matter hereof and thereof, provided that in the event of any inconsistency between the Plan and the Agreement, the terms and conditions of this Plan shall control.

     7.11 Rights with Respect to Continuance of Employment. Nothing contained herein or in an Agreement shall be deemed to alter the at-will employment relationship between the Company or a Subsidiary and a Participant. Nothing contained herein or in an Agreement shall be construed to constitute a contract of employment between the Company or a Subsidiary and a Participant. The Company or, as applicable, the Subsidiary and the Participant each continue to have the right to terminate the employment relationship at any time for any reason. The company or Subsidiary shall have no obligation to retain the Participant in its employ as a result of this Plan. There shall be no inference as to the length of employment hereby, and the Company or Subsidiary reserves the same rights to terminate the Participant’s employment as existed prior to the individual becoming a Participant in this Plan.

     7.12 Options for Shares in Substitution for Stock Options Granted by Other Corporations. Options may be granted under the Plan from time to time in substitution for stock options or stock appreciation rights held by employees, directors or service providers of other corporations who are about to become employees of the Company as the result of a merger or consolidation of the employing corporation with the Company, or the acquisition by the Company of the assets of the employing corporation, or the acquisition by the Company of the stock of the employing corporation, as the result of which it becomes a designated employer under the Plan. The terms and conditions of the Options so granted may vary from the terms and conditions set forth in this Plan at the time of such grant as the majority of the members of the Committee may deem appropriate to conform, in whole or in part, to the provisions of the Options in substitution for which they are granted.

     7.13 Procedure for Adoption. Any Subsidiary of the Company may by resolution of such Subsidiary’s board of directors, with the consent of the Board of Directors and subject to such conditions as may be imposed by the Board of Directors, adopt the Plan for the benefit of its employees as of the date specified in the board resolution. The Board shall have the power to make such designation before or after the Plan is approved by stockholders.

     7.14 Procedure for Withdrawal. Any Subsidiary which has adopted the Plan may, by resolution of the board of directors of such Subsidiary, with the consent of the Board of Directors and subject to such conditions as may be imposed by the Board of Directors, terminate its adoption of the Plan; provided such termination of adoption does not cause the Plan to fail to be a plan described in Section 423 of the Code.

     7.15 Expenses. Expenses of the Plan, including the fees or expenses incurred by the transfer agent in connection with the transfer of Class A Common Stock and brokerage fees or expenses incurred in connection with the acquisition of Class A Common Stock in connection with the Plan or transfer to the Participant, shall be charged to the Accounts of affected Participants or charged to the accretion to the amounts credited to any Account if the Participant is credited with such accretion regardless of the method of accounting for such accretion, except to the extent paid by the Company or otherwise accounted for by the Company. Any expense or fee associated with the Class A Common Stock, including, for example, custodian or brokerage fees after the Class A Common Stock is transferred to the Participant or for his account, or fees or commissions in connection with the disposition of shares, shall be borne by the Participant.

     Executed and effective as of the _____ day of _______________, 2001.

ZEBRA TECHNOLOGIES CORPORATION

By: _________________

Title: ________________